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                                   Exhibit 21

       List of Subsidiaries of PureTec Corporation as of November 13, 1997

Name                                       Employer ID Number
----                                       ------------------

Plastic Specialties & Technologies, Inc.   22-2515864
PS & T Investments, Inc.                   22-2663552
Colorite Plastics Canada Ltd.                  N/A
Action Technology Belgium                      N/A
Colorite Europe Ltd.                           N/A
Action Technology Italia, SpA                  N/A
Pure Tech International, Inc.              22-2743384
Ozite Corporation                          36-3484843
REI Distributors, Inc.                     22-2418824
Connecticut Container Recovery             06-1012426
Distributors Recycling of Grand Rapids     38-2912339
Multi Container Recycling, Inc.(1)         38-2959009
Alumet Smelting Corporation                22-2054447
Pure Tech Plastics, Inc. (1)               22-3207289
MCRI of Maine, Inc. (1)                    01-0480369
Pure Tech of California, Inc.              77-0356589
Pure Tech SSP, Inc.                        04-3185364
Pure Tech APR, Inc. (1)                    11-3065942
Coast Recycling North, Inc.                68-0200870
Distributors Recycling, Inc.               22-2466975
Burlington Resins, Inc.                    22-3334106


(1) In process of liquidation